UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 28, 2005

L-3 Communications Holdings, Inc.
L-3 Communications Corporation

(Exact Name of Registrants as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14141 333-46983	13-3937434 13-3937436
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)
600 THIRD AVENUE, NEW YORK, NEW YORK	10016
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 697-1111

(Registrants' Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On June 28, 2004, L-3 Communications Corporation (the "Company") entered into a letter agreement (the "Amendment") with The Titan Corporation ("Titan") and the Company's wholly-owned subsidiary Saturn VI Acquisition Corp. ("Merger Sub") that amends certain provisions of the Agreement and Plan of Merger, dated as of June 2, 2005 (the "Merger Agreement") among the Company, Merger Sub and Titan.

Pursuant to the Amendment, the Company commenced a cash tender offer on June 30, 2005 for all of Titan's outstanding 8% senior subordinated notes due 2011 (the "Notes") in lieu of the previously contemplated exchange offer for the Notes for a like amount of notes of L-3. In connection with the tender offer, the Company issued a press release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The foregoing description of the Amendment and tender offer does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference, and the press release.

Item 9.01     Financial Statements and Exhibits.

(c)	Exhibits

2.1	Letter Agreement, dated June 28, 2005, among L-3 Communications Corporation, Saturn VI Acquisition Corp. and The Titan Corporation

99.1	Press Release of L-3 Communications Corporation dated June 30, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L-3 COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Christopher C. Cambria Name: Christopher C. Cambria Title: Senior Vice President, Secretary and General Counsel

L-3 COMMUNICATIONS CORPORATION

By:	/s/ Christopher C. Cambria Name: Christopher C. Cambria Title: Senior Vice President, Secretary and General Counsel

Dated: July 1, 2005

L-3 COMMUNICATIONS HOLDINGS, INC.
L-3 COMMUNICATIONS CORPORATION

EXHIBIT INDEX

Exhibit No.	Description
2.1	Letter Agreement, dated June 28, 2005, among L-3 Communications Corporation, Saturn VI Acquisition Corp. and The Titan Corporation
99.1	Press Release of L-3 Communications Corporation dated June 30, 2005